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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-127804 on Form S-4 of ValueClick, Inc. of our report dated July 27, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement of the years ended December 31, 2003 and 2002), relating to the consolidated financial statements of Web Marketing Holdings, Inc. (formerly, Web Clients, Inc. or the "Predecessor") and subsidiaries (the "Successor") as of December 31, 2004 (Successor balance sheet) and 2003 (Predecessor balance sheet), and for the period May 18, 2004 to December 31, 2004 (Successor operations), for the period January 1, 2004 to May 17, 2004, and for the years ended December 31, 2003 and 2002 (Predecessor operations), which appears in ValueClick, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 23, 2005 and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
September 16, 2005

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS